UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, CA 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On January 29, 2021, Brian J. Stempeck notified The Trade Desk, Inc. (the “Company”) of his decision to resign from the Board of Directors (the “Board”) of the Company, effective February 4, 2021. Mr. Stempeck’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company intends to engage Mr. Stempeck as an advisor to the Company.

Appointment of Director

On February 4, 2021, the Board appointed David R. Pickles to the Board as a Class II director, effective immediately, to serve for a term expiring at the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal. Mr. Pickles was appointed to fill the vacancy on the Board resulting from the resignation of Mr. Stempeck. Mr. Pickles has not been appointed to serve on any committee of the Board. The Company previously entered into an indemnification agreement with Mr. Pickles in substantially the same form entered into with the other officers and directors of the Company.

There are no arrangements or understandings between Mr. Pickles, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Pickles was selected as a director of the Company. Mr. Pickles is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure.

On February 4, 2021, the Company issued a press release announcing the departure of Mr. Stempeck, the appointment of Mr. Pickles, and the appointment of a Class A director. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01Other Events.

Appointment of Lead Independent Director

On February 4, 2021, the Board appointed Lise Buyer as the Company’s lead independent director.

Appointment of Class A Director

Article VI, Section E of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that beginning on the date that the Company publicly announces the class of the first director to serve in a Class A Director Seat (as defined below) and ending on the final conversion of the Company’s Class B common stock, the holders of the Company’s Class A common stock, voting as a single class, will have the right to elect one director if the total number of directors is eight or fewer or two directors if the total number of directors is nine or greater, with the Board determining the initial class into which each such director will be elected. Any seat filled by any director contemplated by this provision of the Certificate of Incorporation is referred to as a “Class A Director Seat.”

The Board currently consists of eight directors, and therefore, pursuant to Article VI, Section E of the Certificate of Incorporation, holders of the Company’s Class A common stock have the right to elect one director. On February 4, 2021, the Board appointed David Wells, a current member of the Board, to the Class A Director Seat. Mr. Wells is a Class III director and is serving a term expiring at the 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Item 9.01Financial Statements and Exhibits.

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of The Trade Desk, Inc., dated February 4, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: February 4, 2021
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)